FOR IMMEDIATE RELEASE	Monday, February 27, 2023

TEGNA Inc. Reports Fourth Quarter and Full Year 2022 Results

Achieved record year for company revenue, subscription revenue, net income, and Adjusted EBITDA

Achieved sustained progress toward TEGNA’s 2025 Diversity, Equity and Inclusion (DE&I) goals to grow Black, Indigenous and People of Color (BIPOC) representation in company leadership as well as content teams

Tysons, Va – TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full-year ended December 31, 2022.

FOURTH QUARTER FINANCIAL HIGHLIGHTS:

•Total company revenue was $917 million in the fourth quarter, up 18 percent year-over-year, driven by strong growth in political revenue despite advertising and marketing services (“AMS”) revenue declines resulting from political displacement and macroeconomic headwinds.
–Total company revenue was down two percent from the fourth quarter of 2020 due to reduced political revenue compared to 2020’s presidential election cycle, partially offset by record fourth quarter subscription revenue in 2022.

•Subscription revenue was a fourth quarter record of $372 million, up 11 percent year-over-year, due to rate increases, partially offset by subscriber declines and the comparison to the DISH disruption in 2021.
–TEGNA has renewed retransmission consent agreements representing approximately 30 percent of our subscribers since our prior quarterly release on November 9, 2022.

•AMS revenue was $353 million in the fourth quarter, down 12 percent year-over-year due to displacement driven by strong political revenue, continued macroeconomic headwinds, and reduced sports betting advertising with fewer new market launches this year versus the prior year. Automotive advertising revenue rebounded in the quarter with strong year-over-year growth.
–Compared to 2020, fourth quarter AMS revenue was up slightly driven by strong growth in most categories including entertainment, services, and travel and tourism, partially offset by macroeconomic headwinds impacting, auto, insurance, and retail in this two-year comparison.

•Political revenue was $179 million, up nine percent from 2018, the last non-presidential election year, on a pro forma basis1.

•TEGNA achieved net income of $219 million on a GAAP basis, or $221 million on a non-GAAP basis.

•Total company Adjusted EBITDA2 was $361 million, representing an increase of 47 percent compared to the fourth quarter of 2021.
–Fourth quarter Adjusted EBITDA was down 16 percent compared to the fourth quarter of 2020 reflecting reduced political revenue from the presidential election and the two Georgia Senate runoffs, partially offset by growth in subscription revenue.

•GAAP operating expenses were $589 million, up four percent year-over-year, and non-GAAP operating expenses were $587 million, up four percent year-over-year, with the increases predominantly driven by investments in Premion’s growth and programming costs.
–Non-GAAP expenses less Premion costs increased two percent from the fourth quarter of 2021, driven primarily by programming expenses.
–Non-GAAP operating expenses less programming and Premion costs were down one percent compared to the fourth quarter of 2021.

•GAAP and non-GAAP operating income totaled $328 million and $331 million, respectively.

•Interest expense decreased to $44 million compared to $46 million in the fourth quarter of 2021 due to lower average debt of $3.1 billion, resulting in net leverage of 2.44x.

•GAAP and non-GAAP earnings per diluted share were $0.97 and $0.98, respectively.

•Free cash flow3 was $297 million for the quarter.
–For the trailing two-year period ending December 31, 2022, free cash flow as a percentage of revenue was 21.8 percent.

•Total cash at the end of the quarter was $552 million.

[1] “Pro forma” reflects our 2019 acquisitions of certain television stations divested by Gray, Dispatch, Nexstar and Tribune as if they had been completed on January 1, 2018
2 A non-GAAP measure detailed in Table 3
3 A non-GAAP measure detailed in Table 5

FULL-YEAR FINANCIAL HIGHLIGHTS:

•Total company revenue was a record $3.3 billion, up ten percent year-over-year, driven by strong growth in political revenue and record subscription revenue despite AMS revenue declines as a result of political displacement and macroeconomic headwinds.
–Compared to 2020, total company revenue was up 12 percent driven by record subscription revenue and growth in AMS revenue fueled by Premion, partially offset by reduced political revenue.

•Record subscription revenue of $1.5 billion was up four percent year-over-year, driven by rate increases and partially offset by subscriber declines.

•AMS revenue was $1.4 billion, down five percent year-over-year due to displacement driven by strong political revenue and continued macroeconomic headwinds. Several categories grew year-over-year such as entertainment, travel and tourism, services, and home improvement. Auto advertising saw sequential improvement throughout the year finishing with strong growth in the fourth quarter.
–Compared to 2020, AMS revenue was up 16 percent driven by increases in television and Premion advertising. Since 2020, advertising trends have seen significant broad-based strength across all advertising categories, except auto and insurance in this two-year comparison.

•Political revenue was a record for a non-presidential election year at $341 million, up 21 percent from 2018 on a pro forma basis1.

•TEGNA achieved record net income of $631 million on a GAAP basis, or $637 million on a non-GAAP basis.

•Total company Adjusted EBITDA2 was a record of $1.1 billion, representing an increase of 19 percent compared to 2021 driven by high-margin political and subscription revenues, as well as ongoing cost management to ensure efficient operations.
–Compared to 2020, Adjusted EBITDA was up 11 percent reflecting growth in AMS and subscription revenues, partially offset by reduced high-margin political revenue due to the absence of presidential advertising spending.

•GAAP and non-GAAP operating expenses of $2.3 billion were up five percent and four percent year-over-year, respectively, with the increases predominantly driven by investments in Premion’s growth and programming costs.
–Non-GAAP expenses less Premion costs increased two percent from 2021, driven primarily by programming expenses.
–Non-GAAP operating expenses less programming and Premion costs were down one percent compared to 2021.

•GAAP earnings per diluted share were $2.81 and non-GAAP earnings per diluted share were $2.83.

TRANSACTION OVERVIEW

On February 22, 2022, TEGNA Inc. and Standard General L.P. announced4 that TEGNA and an affiliate of Standard General entered into a definitive agreement under which TEGNA will be acquired by the Standard General affiliate for $24.00 per share in cash. TEGNA stockholders voted to approve the transaction5 at the special meeting of stockholders held on May 17, 2022. On February 21, 2023, TEGNA elected, pursuant to the terms of the Merger Agreement, to extend the Outside Date (as defined in the Merger Agreement) from 5:00 p.m. Eastern time on February 22, 2023 to 5:00 p.m. Eastern time on May 22, 2023. All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the Merger and related transactions have expired. The closing of the transaction remains subject to the approval of the Federal Communications Commission (the "FCC") and customary closing conditions. On February 24, 2023, the FCC issued a hearing designation order with respect to the transaction. TEGNA is currently evaluating its options.

As a result of the pending transaction and as previously announced, TEGNA expects to continue to pay its regular quarterly dividend through the closing of the transaction, but has suspended share repurchases under our previously announced share repurchase program.

RECENT CONTENT, PROGRAMMING AND ESG UPDATES

•Continued Progress on Achieving 2025 Diversity, Equity and Inclusion Goals – Following our stated five-pillar plan, at the end of 2022, we continued to make progress against our 2025 DE&I goals to grow Black, Indigenous and People of Color (BIPOC) representation in content teams, content leadership and company leadership.

•2022 Key ESG Highlights and SASB Disclosure – Today, we published our 2022 Key Highlights and SASB Disclosure for the Media & Entertainment industry standard, which outline the steps we have taken to live our purpose of serving the greater good of our local communities.

•TEGNA Stations’ Live, Local and Always on Streaming Apps Reach Nearly 800,000 Installs and over 1 billion Minutes Viewed in 2022 – During 2022, TEGNA stations’ streaming apps were installed nearly 800,000 times on Roku and Fire TV and audiences logged more than 1 billion minutes of viewing. Stations’ streaming apps are a one-stop destination for local stories that matter and include local twenty-four-hour “Watch” streams, live local news, extended coverage, weather, station specials and investigations.

•VERIFY Extends Reach in 2022 – Unique visitors to VERIFYThis.com, TEGNA’s national fact-checking brand dedicated to combating misinformation, increased sequentially each quarter in 2022, attracting more than 12 million visitors overall. VERIFY has 385,000 followers across its dedicated channels. On TikTok, which represents the brand’s fastest growing audience, VERIFY’S followers grew from 4,000 to nearly 140,000 year-over-year.

•Locked On Scores a Record Year – Locked On Podcast Network, which provides in-depth local coverage of every NBA, NFL, MLB and NHL team plus major college sports teams, grew its total audience by 89 percent in 2022 and delivered more than 217 million podcast listens and views across platforms. In Q4, Locked On set a quarterly record with a total audience of more than 66 million listens and views. Expansion into video podcasts was a key driver of the network’s growth during the year, delivering a 515 percent increase in video views year-over-year. The network saw over 800 million minutes of watch time in 2022, a 502 percent increase year-over-year.

[4] https://investors.tegna.com/news-releases/news-release-details/tegna-be-acquired-standard-general-2400-share
[5] https://investors.tegna.com/static-files/72b77106-6f08-4145-afbe-64f57a4dbc8b

•TEGNA Stations KARE and WXIA Honored with 2023 Alfred I. duPont-Columbia University Awards – KARE’s “The GAP: Failure to Treat, Failure to Protect” and WXIA’s “#Keeping” received prestigious 2023 Alfred I. duPont-Columbia University Awards which honor excellence in broadcast, online and documentary journalism. (Press Release6)

•TEGNA Employees Give Back to Their Local Communities – During 2022, TEGNA employees gave back to their local communities by volunteering and donating to their favorite causes. As a result, the TEGNA Foundation approved more than 2,150 employee matching gifts, which combined with TEGNA Foundation matches totaled more than $2 million in donations to the causes and nonprofits employees care about.

•TEGNA Employees Receive Industry Honors – TEGNA employees received industry honors, including Boyd Huppert, reporter at KARE and TEGNA’s chief storytelling coach, who is receiving a Lifetime Achievement Award from the Radio Television Digital News Foundation. (Press Release7)

[6] https://www.tegna.com/tegna-stations-kare-and-wxia-win-prestigious-2023-alfred-i-dupont-columbia-university-awards/
[7] https://www.tegna.com/tegna-and-kare-congratulate-boyd-huppert-on-receiving-a-lifetime-achievement-award-from-the-radio-television-digital-news-foundation/

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction between TEGNA and affiliates of Standard General and the related transactions involving the parties to the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals), and the related transactions involving the parties to the proposed transaction, in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, (4) disruption from the proposed transaction could make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving the parties to the proposed transaction, (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions, and (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the Company’s operations and business relating thereto and the Company’s ability to execute on its standalone plan can also cause actual results to differ materially. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire service, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Corporate Communications	Senior Vice President, Financial Planning & Analysis
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Dec. 31,
	2022	2021	% Increase (Decrease)

Revenues	$917,130	$774,647	18.4

Operating expenses:
Cost of revenues	432,645	407,198	6.2
Business units - Selling, general and administrative expenses	114,394	109,746	4.2
Corporate - General and administrative expenses	11,809	16,183	(27.0)
Depreciation	15,137	16,315	(7.2)
Amortization of intangible assets	14,930	15,704	(4.9)
Spectrum repacking reimbursements and other, net	(1)	87	***
Total	588,914	565,233	4.2
Operating income	328,216	209,414	56.7

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(248)	(3,997)	(93.8)
Interest expense	(44,046)	(46,079)	(4.4)
Other non-operating items, net	4,667	2,485	87.8
Total	(39,627)	(47,591)	(16.7)

Income before income taxes	288,589	161,823	78.3
Provision for income taxes	69,775	32,011	***
Net income	218,814	129,812	68.6
Net income attributable to redeemable noncontrolling interest	(213)	(381)	(44.1)
Net income attributable to TEGNA Inc.	$218,601	$129,431	68.9

Earnings per share:
Basic	$0.97	$0.58	67.2
Diluted	$0.97	$0.58	67.2

Weighted average number of common shares outstanding:
Basic shares	224,233	222,068	1.0
Diluted shares	225,275	223,362	0.9

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Year ended Dec. 31,
	2022	2021	% Increase (Decrease)

Revenues	$3,279,245	$2,991,093	9.6

Operating expenses:
Cost of revenues	1,693,221	1,598,759	5.9
Business units - Selling, general and administrative expenses	414,530	396,446	4.6
Corporate - General and administrative expenses	60,108	68,127	(11.8)
Depreciation	61,195	64,841	(5.6)
Amortization of intangible assets	59,882	63,011	(5.0)
Spectrum repacking reimbursements and other, net	(323)	(2,307)	(86.0)
Total	2,288,613	2,188,877	4.6
Operating income	990,632	802,216	23.5

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(4,473)	(9,713)	(53.9)
Interest expense	(174,022)	(185,650)	(6.3)
Other non-operating items, net	21,431	6,825	***
Total	(157,064)	(188,538)	(16.7)

Income before income taxes	833,568	613,678	35.8
Provision for income taxes	202,370	135,481	49.4
Net income	631,198	478,197	32.0
Net income attributable to redeemable noncontrolling interest	(729)	(1,242)	(41.3)
Net income attributable to TEGNA Inc.	$630,469	$476,955	32.2

Earnings per share:
Basic	$2.82	$2.15	31.2
Diluted	$2.81	$2.14	31.3

Weighted average number of common shares outstanding:
Basic shares	223,652	221,504	1.0
Diluted shares	224,486	222,471	0.9

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, M&A-related costs, advisory fees related to activism defense, certain non-operating items such as expense related to the early extinguishment of debt, a gain on an available for sale investment, and a valuation gain from an investment and an impairment charge recorded for another investment. In addition, we have excluded certain income tax special items associated with a valuation allowance on a deferred tax asset related to an equity method investment, a partial capital loss valuation allowance release, and deferred tax benefits related to state tax planning strategies.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity loss in unconsolidated investments, net, (5) other non-operating items, net, (6) M&A-related costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and (10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments (5) reimbursements from spectrum repacking, and (6) proceeds from company-owned life insurance policies. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Dec. 31, 2022	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Non-GAAP measure

Corporate - General and administrative expenses	$11,809	$(2,370)	$—	$9,439
Spectrum repacking reimbursements and other, net	(1)	—	1	—
Operating expenses	588,914	(2,370)	1	586,545
Operating income	328,216	2,370	(1)	330,585
Income before income taxes	288,589	2,370	(1)	290,958
Provision for income taxes	69,775	148	—	69,923
Net income attributable to TEGNA Inc.	218,601	2,222	(1)	220,822
Earnings per share-diluted	$0.97	$0.01	$—	$0.98

		Special Items
Quarter ended Dec. 31, 2021	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Other non- operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$16,183	$(3,738)	$—	$—	$—	$12,445
Spectrum repacking reimbursements and other, net	87	—	(87)	—	—	—
Operating expenses	565,233	(3,738)	(87)	—	—	561,408
Operating income	209,414	3,738	87	—	—	213,239
Other non-operating items, net	2,485	—	—	2,448	—	4,933
Income before income taxes	161,823	3,738	87	2,448	—	168,096
Provision for income taxes	32,011	60	21	629	6,994	39,715
Net income attributable to TEGNA Inc.	129,431	3,678	66	1,819	(6,994)	128,000
Earnings per share-diluted (a)	$0.58	$0.02	$—	$0.01	$(0.03)	$0.57

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Year ended Dec. 31, 2022	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$60,108	$(20,517)	$—	$—	$—	$39,591
Spectrum repacking reimbursements and other, net	(323)	—	323	—	—	—
Operating expenses	2,288,613	(20,517)	323	—	—	2,268,419
Operating income	990,632	20,517	(323)	—	—	1,010,826
Other non-operating items, net	21,431	—	—	(18,308)	—	3,123
Total non-operating expenses	(157,064)	—	—	(18,308)	—	(175,372)
Income before income taxes	833,568	20,517	(323)	(18,308)	—	835,454
Provision for income taxes	202,370	233	(78)	168	(4,529)	198,164
Net income attributable to TEGNA Inc.	630,469	20,284	(245)	(18,476)	4,529	636,561
Earnings per share-diluted (a)	$2.81	$0.09	$—	$(0.08)	$0.02	$2.83

(a) Per share amounts do not sum due to rounding.

		Special Items
Year ended Dec. 31, 2021	GAAP measure	Advisory fees related to activism defense	M&A-related costs	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$68,127	$(16,611)	$(3,738)	$—	$—	$—	$47,778
Spectrum repacking reimbursements and other, net	(2,307)	—	—	2,307	—	—	—
Operating expenses	2,188,877	(16,611)	(3,738)	2,307	—	—	2,170,835
Operating income	802,216	16,611	3,738	(2,307)	—	—	820,258
Equity income (loss) in unconsolidated investments, net	(9,713)	—	—	—	—	—	(9,713)
Other non-operating items, net	6,825	—	—	—	507	—	7,332
Total non-operating expenses	(188,538)	—	—	—	507	—	(188,031)
Income before income taxes	613,678	16,611	3,738	(2,307)	507	—	632,227
Provision for income taxes	135,481	4,291	60	(605)	127	14,138	153,492
Net income attributable to TEGNA Inc.	476,955	12,320	3,678	(1,702)	380	(14,138)	477,493
Earnings per share-diluted	$2.14	$0.06	$0.02	$(0.01)	$—	$(0.06)	$2.15

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2022	2021	2020

Net income attributable to TEGNA Inc. (GAAP basis)	$218,601	$129,431	$244,304
Plus: Net income attributable to redeemable noncontrolling interest	213	381	418
Plus: Provision for income taxes	69,775	32,011	84,594
Plus: Interest expense	44,046	46,079	49,561
Plus (Less): Equity loss (income) in unconsolidated investments, net	248	3,997	(1,990)
(Less) Plus: Other non-operating items, net	(4,667)	(2,485)	16,759
Operating income (GAAP basis)	328,216	209,414	393,646
Plus: M&A-related costs	2,370	3,738	—
(Less) Plus: Spectrum repacking reimbursements and other, net	(1)	87	578
Adjusted operating income (non-GAAP basis)	330,585	213,239	394,224
Plus: Depreciation	15,137	16,315	17,183
Plus: Amortization of intangible assets	14,930	15,704	17,113
Adjusted EBITDA (non-GAAP basis)	$360,652	$245,258	$428,520
Corporate - General and administrative expense (non-GAAP basis)	9,439	12,445	12,006
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$370,091	$257,703	$440,526

	Year ended Dec. 31,
	2022	2021	2020

Net income attributable to TEGNA Inc. (GAAP basis)	$630,469	$476,955	$482,778
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	729	1,242	(15)
Plus: Provision for income taxes	202,370	135,481	154,293
Plus: Interest expense	174,022	185,650	210,294
Plus (Less): Equity loss (income) in unconsolidated investments, net	4,473	9,713	(10,397)
(Less) Plus: Other non-operating items, net	(21,431)	(6,825)	34,029
Operating income (GAAP basis)	990,632	802,216	870,982
Plus: Workforce restructuring expense	—	—	1,021
Plus: M&A and acquisition-related costs	20,517	3,738	4,588
Plus: Advisory fees related to activism defense	—	16,611	23,087
Less: Spectrum repacking reimbursements and other, net	(323)	(2,307)	(9,955)
Adjusted operating income (non-GAAP basis)	1,010,826	820,258	889,723
Plus: Depreciation	61,195	64,841	66,880
Plus: Amortization of intangible assets	59,882	63,011	67,690
Adjusted EBITDA (non-GAAP basis)	$1,131,903	$948,110	$1,024,293
Corporate - General and administrative expense (non-GAAP basis)	39,591	47,778	45,566
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$1,171,494	$995,888	$1,069,859

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Dec. 31,
	2022	2021	% Increase (Decrease)	2020	% Increase (Decrease)

Subscription	$372,301	$335,943	10.8	$313,657	18.7
Advertising and Marketing Services	352,927	400,125	(11.8)	351,933	0.3
Political	179,383	26,554	***	264,110	(32.1)
Other	12,519	12,025	4.1	7,875	59.0
Total revenues	$917,130	$774,647	18.4	$937,575	(2.2)

Adjusted EBITDA	$360,652	$245,258	47.1	$428,520	(15.8)
Adjusted EBITDA Margin	39.3%	31.7%		45.7%

	Year ended Dec. 31,
	2022	2021	% Increase (Decrease)	2020	% Increase (Decrease)

Subscription	$1,530,402	$1,466,433	4.4	$1,286,611	18.9
Advertising and Marketing Services	1,363,417	1,428,082	(4.5)	1,174,774	16.1
Political	341,110	60,573	***	445,535	(23.4)
Other	44,316	36,005	23.1	30,860	43.6
Total revenues	$3,279,245	$2,991,093	9.6	$2,937,780	11.6

Adjusted EBITDA	$1,131,903	$948,110	19.4	$1,024,293	10.5
Adjusted EBITDA Margin	34.5%	31.7%		34.9%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2022	2021	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$218,601	$129,431	68.9
Plus: Provision for income taxes	69,775	32,011	***
Plus: Interest expense	44,046	46,079	(4.4)
Plus: M&A-related costs	2,370	3,738	(36.6)
Plus: Depreciation	15,137	16,315	(7.2)
Plus: Amortization	14,930	15,704	(4.9)
Plus: Stock-based compensation	6,856	8,378	(18.2)
Plus: Company stock 401(k) contribution	4,317	3,567	21.0
Plus: Syndicated programming amortization	13,981	18,016	(22.4)
Plus: Cash dividend from equity investments for return on capital	200	3,144	(93.6)
Plus: Net income attributable to redeemable noncontrolling interest	213	381	(44.1)
Plus: Equity loss in unconsolidated investments, net	248	3,997	(93.8)
Plus: Reimbursement from company-owned life insurance policies	473	475	(0.4)
Plus (Less): Cash reimbursements from spectrum repacking	1	(87)	***
(Less) Plus: Spectrum repacking reimbursements and other, net	(1)	87	***
Less: Other non-operating items, net	(4,667)	(2,485)	87.8
Less: Income tax payments	(46,889)	(32,564)	44.0
Less: Syndicated programming payments	(14,670)	(18,292)	(19.8)
Less: Pension contributions	(2,816)	(934)	***
Less: Interest payments	(9,240)	(13,979)	(33.9)
Less: Purchases of property and equipment	(15,806)	(23,658)	(33.2)
Free cash flow (non-GAAP basis)	$297,059	$189,324	56.9

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended Dec. 31, 2022

Net income attributable to TEGNA Inc. (GAAP basis)	$1,107,424
Plus: Provision for income taxes	337,851
Plus: Interest expense	359,672
Plus: M&A-related costs	24,255
Plus: Depreciation	126,036
Plus: Amortization	122,893
Plus: Stock-based compensation	61,996
Plus: Company stock 401(k) contribution	35,803
Plus: Syndicated programming amortization	139,482
Plus: Advisory fees related to activism defense	16,611
Plus: Cash dividend from equity investments for return on capital	5,633
Plus: Cash reimbursements from spectrum repacking	5,265
Plus: Net income attributable to redeemable noncontrolling interest	1,971
Plus: Reimbursement from Company-owned life insurance policies	1,929
Plus: Equity income in unconsolidated investments, net	14,186
Less: Spectrum repacking reimbursements and other, net	(2,630)
Less: Other non-operating items, net	(28,256)
Less: Syndicated programming payments	(139,252)
Less: Income tax payments, net of refunds	(350,259)
Less: Pension contributions	(12,125)
Less: Interest payments	(347,336)
Less: Purchases of property and equipment	(114,409)
Free cash flow (non-GAAP basis)	$1,366,740

Revenue	$6,270,338
Free cash flow as a % of revenue	21.8%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended Dec. 31,
	2022	2021
Operating expenses (GAAP basis)	$588,914	$565,233
Less: Special items [1]	(2,369)	(3,825)
Operating expenses (non-GAAP basis)	586,545	561,408
Less: Premion expenses	(62,370)	(49,213)
Operating expenses, less Premion (non-GAAP basis)	$524,175	$512,195
Less: Programming expenses	(237,992)	(222,473)
Operating expenses, less Premion and programming (non-GAAP basis)	$286,183	$289,722

	Year ended Dec. 31,
	2022	2021
Operating expenses (GAAP basis)	$2,288,613	$2,188,877
Less: Special items [2]	(20,194)	(18,042)
Operating expenses (non-GAAP basis)	2,268,419	2,170,835
Less: Premion expenses	(223,679)	(169,113)
Operating expenses, less Premion (non-GAAP basis)	$2,044,740	$2,001,722
Less: Programming expenses	(952,225)	(902,463)
Operating expenses, less Premion and programming (non-GAAP basis)	$1,092,515	$1,099,259

1 Q4 2022 and Q4 2021 special items include M&A-related costs and reimbursements from the FCC for required spectrum repacking (see Table 2).
[2] Full year 2022 special items include M&A-related costs and reimbursements from the FCC for required spectrum repacking (see Table 2). Full year 2021 special items include advisory fees related to activism defense, M&A-related costs, contract termination fee, write-off of certain fixed assets, and reimbursements from the FCC for required spectrum repacking (see Table 2).